EXHIBIT 23(a) - INDEPENDENT AUDITORS' CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee, Board of Directors and Stockholders
National Western Life Group, Inc.
Austin, Texas

We consent to the incorporation by reference in the registration statement of National Western Life Group Inc. (formerly National Western Life Insurance Company) (the Company) on Form S-8 (No. 333-153341 and 333-38549) of our report dated March 10, 2017, on our audits of the consolidated financial statements and financial statement schedules of National Western Life Group, Inc. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, which is included in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 10, 2017, on our audit of the internal control over financial reporting of National Western Life Group, Inc. as of December 31, 2016, which is included in the Annual Report on Form 10-K.

/s/BKD, LLP

Little Rock, Arkansas
March 10, 2017